EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40151) pertaining to the Fourth Amended and Restated 1989 Stock Option Plan of Silgan Holdings Inc. of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of Silgan Holdings Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                               /S/ ERNST & YOUNG LLP


Stamford, Connecticut
March 25, 1998

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